EXHIBIT 4.2

______________________________________

AMENDMENT NO. 1

Dated as of November 29, 2005

to

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2005

among

ACE SECURITIES CORP.,

Depositor

COUNTRYWIDE HOME LOANS SERVICING LP

a Servicer

SAXON MORTGAGE SERVICES, INC.

a Servicer

OCWEN FEDERAL BANK FSB

a Servicer

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

______________________________________

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE4

ASSET BACKED PASS-THROUGH CERTIFICATES

______________________________________

THIS AMENDMENT NO. 1, dated as of November 29, 2005 (this “Amendment”), to the Pooling and Servicing Agreement, dated as of June 1, 2005, among ACE SECURITIES CORP., as depositor (the “Depositor”), COUNTRYWIDE HOME LOANS SERVICING LP (“Countrywide”), as a servicer, SAXON MORTGAGE SERVICES, INC. (“Saxon”), as a Servicer, OCWEN FEDERAL BANK FSB, as a servicer, WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Trustee”) (the “Pooling and Servicing Agreement”).

W I T N E S S E T H

WHEREAS, the Depositor, Countrywide, Saxon, Ocwen Loan Servicing, LLC, as successor in interest to Ocwen Federal Bank FSB (“Ocwen”), the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the Depositor, Countrywide, Saxon, Ocwen and the Master Servicer desire to amend certain provisions of the Pooling and Servicing Agreement;

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, to correct any provision contained therein upon the satisfaction of certain conditions set forth therein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.	Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.	The Amendments.

1.            Section 7.04(c) of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“(c)        Notwithstanding anything to the contrary herein, Countrywide and Saxon may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the “Servicing Rights Lender”), provided, that:

(i)           the Servicing Rights Lender’s rights are subject to this Agreement; and

(ii)          such Servicer shall remain subject to termination as servicer under this Agreement pursuant to the terms hereof.”

2.            Section 8.02(a) of the Pooling and Servicing Agreement is hereby amended by deleting from the last sentence of the first paragraph after “Notwithstanding the above”, “and subject to the immediately following paragraph”.

3.            Section 8.02(a) of the Pooling and Servicing Agreement is hereby amended by deleting the second paragraph of such section in its entirety.

SECTION 3.	Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.	Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 5.	Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.	Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.	Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.	Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

                IN WITNESS WHEREOF, the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP.,
as Depositor

By: _______________________________________

Name:

Title:

By: _______________________________________

Name:

Title:

OCWEN LOAN SERVICING, LLC, successor in interest to Ocwen Federal Bank FSB as a Servicer

By: _______________________________________

Name:

Title:

COUNTRYWIDE HOME LOANS SERVICING LP

as a Servicer

By: _______________________________________

Name:

Title:

SAXON MORTGAGE SERVICES, INC.

as a Servicer

By: ________________________________________

Name:

Title:

WELLS FARGO BANK, N.A.
as Master Servicer and Securities Administrator

By: _______________________________________

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

By: _______________________________________

Name:

Title: